                                                                    EXHIBIT 23.6


                                     CONSENT
                                       OF
                          DEUTSCHE BANK SECURITIES INC.


We hereby consent to (i) the inclusion of our opinion letter, dated October 15, 2000, to the board of directors of Coulter Pharmaceutical, Inc. as Appendix C to the joint proxy statement / prospectus forming part of this registration statement on Form S-4, and (ii) references made to our firm and such opinion in such joint proxy statement/prospectus under the captions entitled "Summary -- Opinions of financial advisors," "The Merger History of the Transaction," "The Merger - Recommendation of Coulter Board of Directors; Coulter's Reasons for the Merger" and "The Merger -- Opinion of Coulter's Financial Advisor." In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, and we do not admit that we are experts with respect to any part of the registration statement within the meaning of the term "expert" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.


                                                   DEUTSCHE BANK SECURITIES INC.


                                                   By: /s/ James P. Scopa
                                                      --------------------------
                                                   Name:   James P. Scopa

                                                   Title:  Managing Director,
                                                           Co-Head Health Care
                                                           Investment Banking

November 6, 2000